Exhibit 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
We hereby consent to the incorporation by reference of the statements of reserves and references to us appearing in the Annual Report on Form 10-K of Infinity, Inc., predecessor of the Registrant, for the year ended December 31, 2004 in this Registration Statement on Form S-3 dated September 27, 2005.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Frederic D. Sewell

Frederic D. Sewell
Chairman and Chief Executive Officer
Dallas, Texas
September 27, 2005